Gasco
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Enegy

News Release / For Release at 9:00 AM EST on Thursday, November 6, 2003

                   GASCO UPDATES RIVERBEND PROJECT OPERATIONS

DENVER - (PR Newswire) - November 6, 2003 - Gasco Energy, Inc. (OTCBB: GASE) today announced the commencement of completion operations on two wells in its Riverbend Project; the Lytham Federal 22-22 and the Federal 32-31. The wells' completion costs have been reduced by as much as 40% from historical levels. Gasco is financing a portion of the completion costs of these wells. Gasco's interests in the production streams from the two wells are expected to be approximately 70% and 80%, respectively, depending on its proportionate share of the actual final costs for the completed wells.

Gasco has also scheduled two recompletions to commence in mid-November. The Federal 42-29 & Federal 23-21 will be recompleted uphole in the upper Mesaverde and Wasatch formations which were not perforated during the initial completions. Gasco owns a 30% working interest in each of these wells.

"We have spent the last few months carefully working on transactions intended to strengthen Gasco's balance sheet and accelerate development of our Riverbend project," said Mark Erickson, Gasco's President and CEO. "We ended October with $4.7 million in cash and we are excited to be able to begin investing these monies in new production. This activity will further demonstrate the success we are enjoying in Utah. We look forward to updating investors on the results of these operations as well as our drilling plans for 2004."

About Gasco Energy
Gasco Energy, Inc. is a Denver-based natural gas and oil exploitation and development company that focuses on natural-gas-rich prospects in the Rocky Mountain area of the United States. The Company currently is active in the Uinta Basin in Utah and in the Greater Green River Basin of Wyoming. To learn more, visit www.gascoenergy.com.

Forward-looking statements
Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the Company's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of the Company, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those the Company expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described under "Risk Factors" in
Part I, Item 1 of the Company's latest Annual Report on Form 10-K filed with the Securities and Exchange Commission.